Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act of 2002

    In connection with the Annual Report of Arrow Financial Corporation (the "Company") on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the "Report"), we, David S. DeMarco, Chief Executive Officer of the Company, and Penko Ivanov, Chief Financial Officer of the Company, hereby certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge:

    (a)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

    (b)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 17, 2023
                            /s/ David S. DeMarco
                            David S. DeMarco
                            Chief Executive Officer

/s/ Penko Ivanov
Penko Ivanov
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Arrow Financial Corporation and will be retained by Arrow Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.